EX-99.1

Press Release



Uranium Hunter Identifies 10 Uranium Targets on the Ruhuhu Project

TORONTO-July 26, 2007 - Uranium Hunter Corporation (OTCBB: URHN) ("Uranium Hunter" or the "Company") is pleased to announce that it has now received the Interpretation of Magnetic and Radiometric Data Report commissioned with PGW, consulting geophysicists, of Toronto. This report presents results from applying modern procedures to the interpretation field measurements made in an earlier airborne geophysical survey that included Uranium Hunters' 170 sq km property in the Njombe and Songea Districts of southwest Tanzania.

PGW's work has now identified 10 specific radiometric targets within Uranium Hunter's property that show anomalously high indications of uranium. Adam Cegielski, President of Uranium Hunter, stated "we are very encouraged by the results of the work by PGW. Now that the dry season has started, we are able to direct our field crew to the specific targets identified by the PGW report. With the spot price of uranium oxide now $120/lb we are looking forward to another strong year for uranium explorers."

Now that specific targets have been identified, Uranium Hunter can move towards field work in the area. Mapping, sampling, and a general follow-up of uranium targets with gamma-ray spectrometry will be the initial focus for the ground crew in Tanzania. Updated images from PGW's report will be added to the corporate website at www.UraniumHunterCorp.com

About The Company:

Uranium Hunter (OTCBB: URHN) is a natural resource corporation devoted to the exploration and development of deposits of Uranium and Gold in East Africa. The company website can be found at www.UraniumHunterCorp.com .

Uranium Hunter has entered into a Definitive Agreement with Trimark Explorations, Ltd ("Trimark"), on behalf of its wholly owned subsidiary Gambaro Resources, to earn up to a 100% interest in the Uranium-Au property located in Njombe and Songea Districts, Tanzania. Uranium Hunter has optioned 170 km 2 property in southern Tanzania covering sediments of the Karoo sequence which share common features with rocks of the Colorado Plateau in the western US that have become prolific producers of Uranium.

Uranium Hunter has entered into another Definitive Agreement with NPK Resources Ltd. to earn a 75% interest in the Nkoko and Kagadi uranium properties which contain over 800 km2 located in Kibaale district, Uganda, called the "Kibaale Project."

The Ugandan government, World Bank, African Development Fund and the Nordic Development Fund has all co-sponsored a US $42 million dollar high valued mineral centered aerial survey which began in January 2007. Results are expected shortly, and will aid in early exploration work on the properties.

Forward-Looking Statements:

This press release contains forward-looking statements, particularly as related to, among other things, Uranium Hunter's business strategy. The words or phrases "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "considers" or similar expressions are intended to identify "forward-looking statements." Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, and other factors that may cause Uranium Hunter's actual results, performance or achievements, or developments in its industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks, uncertainties and other factors that are detailed in Uranium Hunter's Quarterly and Annual Reports and other documents Uranium Hunter files from time-to-time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. Uranium Hunter cautions readers not to place undue reliance on such statements. Uranium Hunter does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from Uranium Hunter's expectations and estimates.

Contact:
Uranium Hunter Corporation
Adam Cegielski
President
(416) 915-3199
 Investor Relations
Toll free 1-866-566-0936